SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

UIL Holdings Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the SHAREOWNERS Meeting to be held on 05/14/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:
Notice and Proxy Statement and Annual Report and Form 10-K
To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy.
To facilitate timely delivery, please make the request as instructed below on or before 04/30/08.
To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **E-mail: sendmaterial@proxyvote.com
**If requesting material by e-mail, please send a blank e-mail with the 12-digit Control # (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.
Directions and attendance instructions to the Annual Shareowners meeting can be found on the reverse side of this notice.

UIL HOLDINGS CORPORATION
Vote In Person
At the Annual Shareowners meeting you will need to request a ballot to vote these shares. Please check the NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS for the requirements for meeting attendance.
UIL HOLDINGS CORPORATION 157 CHURCH STREET NEW HAVEN, CT 06506-0901	Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location

The Annual Meeting for Shareowners as of 3/13/08

is to be held on 05/14/08 at 10:00 A.M.

at:	Quinnipiac University
School of Law Center-Grand Courtroom
275 Mount Carmel Avenue
Hamden, CT

DIRECTIONS TO QUINNIPIAC UNIVERSITY

From New London Via I-95:

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed north for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

From New York City Via I-95:

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed north for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

From New York City Via the Wilbur Cross Parkway (Merritt Parkway):

Take the Parkway (Route 15) to Exit 61. Turn right onto Whitney Avenue (Route 10) and proceed north 3 miles to Mount Carmel Avenue. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

From Hartford Via I-91:

Take I-91 South to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed north for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

If you plan on personally attending the Annual Shareowners meeting, you will be asked to verify that you are a shareowner by presenting this Notice together with a proper form of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting. For the safety of attendees, all bags, packages, and briefcases are subject to inspection. Your compliance is appreciated.

Voting items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 and 3.

1. ELECTION OF DIRECTORS

Nominees:

01) Thelma R. Albright 02) Marc C. Breslawsky 03) Arnold L. Chase 04) John F. Croweak 05) Betsy Henley-Cohn 06) John L. Lahey	07) F. Patrick McFadden, Jr. 08) Daniel J. Miglio 09) William F. Murdy 10) James A. Thomas 11) James P. Torgerson

2. RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS UIL HOLDINGS CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.
3. PROPOSAL TO APPROVE THE UIL HOLDINGS CORPORATION 2008 STOCK AND INCENTIVE COMPENSATION PLAN.